UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 5, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Change of Control Severance Plan
On August 5, 2008, the Compensation Committee (the “Committee) of the Board of Directors of Atmel Corporation (the “Company”) approved the principal design terms for a change of control severance plan (the “Plan”). Pursuant to the principal design terms for the Plan, certain employees, including the Company’s executive officers other than the Company’s Chief Executive Officer, will be eligible to participate in the Plan provided that each individual executes a participation agreement, waives his or her right to any severance provided under any other agreement or plan, and agrees to an amendment to any existing employment or other agreement pursuant to which such individual is entitled to severance benefits (an “Eligible Participant”).
In accordance with the principal design terms for the Plan, an Eligible Participant will be entitled to receive the following severance benefits, contingent on such individual signing and not revoking a separation agreement and release of claims in favor of the Company and not soliciting any employee of the Company for a period of twelve (12) months or nine (9) months depending on whether the Eligible Participant is identified as a Tier 1 or Tier 2 employee, respectively:
•	In the event of a termination without Cause (as such term is defined in the principal design terms for the Plan) that is not in connection with a Change of Control as described below, certain Tier 1 Eligible Participants will be entitled to receive:
o	Continued payments in cash equal to one (1) times the employee’s base salary, as in effect at the time of termination; and

o	Continued payments in cash equal to the employee’s target incentive compensation for the year of termination, pro-rated to the date of termination.
•	In the event of a termination without Cause or resignation for Good Reason (as such terms are defined in the principal design terms for the Plan) within three (3) months before or twelve (12) months after a Change of Control (as such term is defined in the principal design terms for the Plan), Eligible Participants will be entitled to receive:
o	Continued payments in cash equal to one (1) times or 0.75 times the employee’s base salary, as in effect at the time of termination, depending on whether the Eligible Participant is identified as a Tier 1 or Tier 2 employee, respectively;

o	Continued payments in cash equal to the employee’s target incentive compensation for the year of termination, pro-rated to the date of termination;

o	One hundred percent (100%) vesting acceleration of equity awards outstanding on the later of the date of termination or the Change of Control, other than performance-based restricted stock unit awards or other awards that vest based on achievement of performance goals; and

o	Twelve (12) months or nine (9) months Company-paid COBRA coverage depending on whether the Eligible Participant is identified as a Tier 1 or Tier 2 employee, respectively.
Forms of Restricted Stock Unit Agreements
On August 5, 2008, the Committee also approved forms of Restricted Stock Unit Agreements for use under the Atmel Corporation 2005 Stock Plan (the “2005 Plan”).
General Terms. The Restricted Stock Unit Agreements provide for the grant of a maximum number of restricted stock units that will be paid out in shares of Company common stock once the applicable operating margin performance criteria have been met.

     Vesting. The Restricted Stock Unit Agreements provide that during the performance period beginning July 1, 2008, and ending December 31, 2011, a portion of the restricted stock units may become eligible to vest for each quarterly performance period beginning on or after April 1, 2009 (provided, that, in the case of a new hire, the recipient has been a service provider for at least four full quarterly performance periods). The number of restricted stock units in which the recipient may vest for each such quarterly performance period will depend upon achievement with respect to the operating margin performance criteria. However, if a Change of Control (as such term is defined in the Restricted Stock Units Agreements) occurs during the performance period, the performance period will be deemed to end immediately prior to the Change of Control and the vesting of the restricted stock units subject to the Restricted Stock Unit Agreements will convert to a time-based vesting schedule. The number of restricted stock units in which the recipient will be entitled to vest in accordance with the time-based vesting schedule will equal fifty percent (50%) of the maximum number of restricted stock units subject to the award less the number of any previously vested restricted stock units.
     Generally, restricted stock units that have not vested by the time of a recipient’s termination of service with the Company will be forfeited. However, the Restricted Stock Unit Agreements provide that in the event that the recipient incurs a termination of service within three (3) months before or twelve (12) months following a Change in Control either (i) by the Company for any reason other than for Cause (as such term is defined in the Restricted Stock Unit Agreements), or (ii) by the recipient for Good Reason (as such term is defined in the Restricted Stock Agreements), then all unvested restricted stock units (determined in accordance with the terms and conditions of the Restricted Stock Unit Agreements) will fully vest.
     This summary of the terms of the Restricted Stock Unit Agreements is qualified in its entirety by the Restricted Stock Unit Agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement (for current employees)

10.2	Form of Restricted Stock Unit Agreement (for new hires)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: August 11, 2008	By:	/s/ PATRICK REUTENS
Patrick Reutens
Vice President, Corporate Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement (for current employees)

10.2	Form of Restricted Stock Unit Agreement (for new hires)